UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

FS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35589	45-4585178
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 220th Street SW Mountlake Terrace, Washington	98043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (425) 771-5299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FSBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01.  Other Events

Effective August 19, 2026, FS Bancorp, Inc., Mountlake Terrace, Washington (“FS Bancorp”), the parent company of 1st Security Bank of Washington, completed its previously announced acquisition of Pacific West Bancorp (“Pacific West Bancorp”), the parent company of Pacific West Bank, located in Portland, Oregon.  Pursuant to the Agreement and Plan of Merger dated February 25, 2026 (“the Merger Agreement”) by and between FS Bancorp and Pacific West Bancorp, Pacific West Bank was merged with and into FS Bancorp, with 1st Security Bank of Washington surviving the merger (the “Merger”), and Pacific West Bank was merged with and into 1st Security Bank of Washington, with 1st Security Bank of Washignton surviving the merger.  In connection with the transaction the aggregate consideration consisted of 430,176 shares of FS Bancorp common stock and $16,832,742 in cash. Pacific West shareholders had the right to elect shares of FS Bancorp common stock or cash, subject to proration as provided in the merger agreement.  Reference is made to the Merger Agreement, which was included as Exhibit 2.1 to the Registration Statement on Form S-4 filed by FS Bancorp with the Securities and Exchange Commission on June 29, 2026, which is incorporated herein by reference.

On August 20, 2026, FS Bancorp issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its acquisition of Pacific West Bancorp.

Item 9.01  Financial Statements and Exhibits

(d)        Exhibits

99.1     Press Release of FS Bancorp, Inc. dated August 20, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS BANCORP, INC.

Date: August 20, 2026	/s/ Matthew D. Mullet
Matthew D. Mullet
President and Chief Executive Officer